Exhibit 99.1

RR DONNELLEY	NEWS RELEASE

RR DONNELLEY REPORTS FOURTH-QUARTER AND FULL-YEAR 2011 RESULTS AND PROVIDES GUIDANCE FOR 2012

Highlights:

▶	Full-year operating cash flow less capital expenditures of $695.4 million at high end of updated guidance range of $650 million to $700 million

▶	Year-end debt of $3.7 billion decreased by $278.7 million from the third quarter of 2011

▶	Fourth-quarter 2011 GAAP loss per diluted share of $1.78, compared to GAAP earnings per diluted share of $0.13 in the fourth quarter of 2010; GAAP results include non-cash impairment charges of $488.5 million, or $2.25 per diluted share, in the fourth quarter of 2011 and $61.5 million, or $0.29 per diluted share, in the fourth quarter of 2010

▶	Fourth-quarter 2011 non-GAAP earnings per diluted share of $0.46, compared to non-GAAP earnings per diluted share of $0.51 in the fourth quarter of 2010

▶	Full-year 2011 GAAP loss per diluted share of $0.63, compared to GAAP earnings per diluted share of $1.06 in 2010; GAAP results include non-cash impairment charges of $531.5 million, or $2.26 per diluted share, in 2011 and $92.5 million, or $0.40 per diluted share, in 2010

▶	Full-year 2011 non-GAAP earnings per diluted share of $1.82, compared to non-GAAP earnings per diluted share of $1.76 in 2010

▶	Company expects 2012 full-year non-GAAP earnings per diluted share in the range of $1.84 to $1.92

CHICAGO, February 22, 2012 – R.R. Donnelley & Sons Company (NASDAQ: RRD) today reported a fourth-quarter net loss attributable to common shareholders of $326.7 million, or $1.78 per diluted share, on net sales of $2.7 billion compared to net earnings of $27.0 million, or $0.13 per diluted share, on net sales of $2.7 billion in the fourth quarter of 2010. The fourth-quarter net loss attributable to common shareholders included pre-tax net charges totaling $483.9 million, primarily related to non-cash impairment, compared to pre-tax charges totaling $88.6 million, primarily related to restructuring and non-cash impairment in the fourth quarter of 2010. Additional details regarding the nature of these and other items are included in the attached schedules.

The Company believes that certain non-GAAP measures, when presented in conjunction with comparable GAAP (Generally Accepted Accounting Principles) measures, are useful because that information is an appropriate measure for evaluating the Company’s operating performance. Internally, the Company uses this non-GAAP information as an indicator of business performance, and evaluates management’s effectiveness with specific reference to these indicators. These measures should be considered in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

Non-GAAP net earnings attributable to common shareholders totaled $85.2 million, or $0.46 per diluted share, in the fourth quarter of 2011 compared to $107.2 million, or $0.51 per diluted share, in the fourth quarter of 2010. Fourth-quarter non-GAAP net earnings attributable to common shareholders exclude restructuring and impairment charges and acquisition expenses in the fourth quarters of 2011 and 2010; the gain on pension curtailment, contingent compensation on a prior acquisition, certain income tax adjustments and losses related to debt extinguishment in the fourth quarter of 2011 and the write-down of affordable housing

RR DONNELLEY REPORTS FOURTH-QUARTER AND FULL-YEAR 2011 RESULTS

investments in the fourth quarter of 2010. For non-GAAP comparison purposes, the effective tax rate increased to 18.8% in the fourth quarter of 2011 from 10.0% in the fourth quarter of 2010. Included in the effective tax rate in the fourth quarter of 2010 was a significant release of valuation allowances on deferred tax assets. A reconciliation of GAAP net earnings (loss) attributable to common shareholders to non-GAAP net earnings attributable to common shareholders is presented in the attached schedules.

“Although demand softened during the last few months of the year, we are pleased with the $695 million of operating cash flow less capital expenditures that we generated in 2011,” said Thomas J. Quinlan III, RR Donnelley’s President and Chief Executive Officer. “We’ve paid down over $400 million of debt in the second half of 2011, ending the year with gross leverage of 2.9x, within our targeted leverage range of 2.5x to 3.0x.”

Quinlan continued, “While I am pleased with the customer wins we have added to the platform, we begin this year managing our cost structure even more aggressively. Our expectation is that the customer wins, coupled with our aggressive cost management, will result in non-GAAP earnings per diluted share in the range of $1.84 to $1.92 for 2012. Looking forward, we expect to continue to generate strong cash flow, allowing us to invest in the platform, pay our $1.04 per share annual dividend and remain within our targeted leverage range of 2.5x to 3.0x.”

Business Review

The Company reports its results in two reportable segments: 1) U.S. Print and Related Services and 2) International. The Company reports as Corporate its unallocated expenses associated with general and administrative activities.

Summary

Net sales in the quarter were $2.7 billion, up $13.7 million, or 0.5%, from the fourth quarter of 2010. Pro forma for acquisitions, net sales decreased 3.7%, due to volume declines in certain product offerings, price erosion and a 76 basis point unfavorable impact of changes in foreign exchange rates. Gross margin of 22.9% in the fourth quarter of 2011 declined from 23.1% in the fourth quarter of 2010 as an unfavorable product mix and pricing pressure more than offset the impact of productivity actions, the pension curtailment gain and lower variable compensation expense. SG&A expense as a percentage of net sales in the fourth quarter of 2011 improved to 11.1% from 11.8% in the fourth quarter of 2010 primarily due to productivity actions as well as lower variable compensation expense, partially offset by the contingent compensation on a prior acquisition and higher pension and other benefits-related expenses. The operating loss of $317.1 million, which was impacted by restructuring and impairment charges, the pension curtailment gain, the contingent compensation and acquisition expenses totaling $483.9 million in the fourth quarter of 2011, compared to operating income of $85.7 million in the fourth quarter of 2010, which included restructuring and impairment charges and acquisition expenses totaling $88.6 million.

Excluding restructuring and impairment charges, the pension curtailment gain, contingent compensation on a prior acquisition and acquisition expenses, non-GAAP operating margin declined to 6.1% in the fourth quarter of 2011 from 6.4% in the fourth quarter of 2010. An unfavorable product mix, pricing pressure and higher benefits-related expense more than offset continued productivity actions and lower variable compensation expense.

Segments

RR DONNELLEY REPORTS FOURTH-QUARTER AND FULL-YEAR 2011 RESULTS

Net sales for the U.S. Print and Related Services segment decreased 1.0% from the fourth quarter of 2010 to $2.0 billion. Pro forma for acquisitions, net sales in the segment decreased 5.1%, as volume declines in books and directories and financial print and continued pricing pressure across the segment more than offset volume increases in logistics and office products. The segment’s operating loss of $211.1 million in the fourth quarter of 2011, which was negatively impacted by charges for restructuring and impairment of $373.7 million and the contingent compensation on a prior acquisition of $15.3 million, decreased $338.4 million from operating income of $127.3 million in the fourth quarter of 2010, which included charges for restructuring and impairment of $66.1 million. The segment’s non-GAAP operating margin of 8.9% in the fourth quarter of 2011 declined from 9.6% in the fourth quarter of 2010, as volume declines and pricing pressure more than offset productivity and lower variable compensation expense.

Net sales for the International segment increased 4.9% from the fourth quarter of 2010 to $715.7 million. Pro forma for acquisitions, net sales grew by 0.5%, as increased volume in business process outsourcing and Asia and higher pass-through paper sales more than offset the impact of continued pricing pressure and a $20.6 million (302 basis point) unfavorable impact of changes in foreign exchange rates. The segment’s operating loss of $89.0 million in the fourth quarter of 2011, which was negatively impacted by charges for restructuring and impairment of $133.4 million, decreased $138.6 million from the operating income of $49.6 million in the fourth quarter of 2010, which included charges for restructuring and impairment of $5.0 million. The segment’s non-GAAP operating margin declined to 6.2% in the fourth quarter of 2011 from 8.0% in the fourth quarter of 2010 as an unfavorable product mix and pricing pressure were only partially offset by lower variable compensation expense.

Unallocated Corporate operating expenses decreased to $17.0 million in the fourth quarter of 2011 as compared to $91.2 million in the fourth quarter of 2010. Excluding the gain on pension curtailment of $38.7 million and acquisition-related expenses of $0.2 million in the fourth quarter of 2011 and restructuring charges of $11.9 million and acquisition expenses of $5.6 million in the fourth quarter of 2010, unallocated Corporate operating expenses decreased $18.2 million to $55.5 million in the fourth quarter of 2011. A lower provision for bad debt (fourth quarter of 2010 was unfavorably impacted by a customer bankruptcy filing) and a reduction in variable compensation expense were partially offset by higher benefits-related expense.

Outlook—2012 Full-Year Non-GAAP EPS

For the full year of 2012, RR Donnelley is projecting non-GAAP net earnings per diluted share to be in the range of $1.84 to $1.92. This guidance assumes no additional shares are repurchased under the authorization available to the company. The non-GAAP effective tax rate for 2012 is expected to be in the range of 28% to 32%. GAAP net earnings per diluted share in 2012 may include restructuring and impairment charges, acquisition costs, the resolution of certain tax items and other items that are not currently determinable, but may be significant. For that reason, the company is unable to provide full-year GAAP net earnings estimates at this time.

Conference Call

RR Donnelley will host a conference call and simultaneous webcast to discuss its fourth-quarter and full-year results today, Wednesday, February 22, at 10:00 a.m. Eastern Time (9:00 a.m. Central Time). The live webcast will be accessible on RR Donnelley’s web site: www.rrdonnelley.com. Individuals wishing to participate can join the conference call by dialing

RR DONNELLEY REPORTS FOURTH-QUARTER AND FULL-YEAR 2011 RESULTS

847.413.9014, confirmation number 31610164. A webcast replay will be archived on the Company’s web site for 30 days after the call. In addition, a telephonic replay of the call will be available for seven days at 630.652.3042, passcode 9850121#.

About RR Donnelley

RR Donnelley (NASDAQ: RRD) is a global provider of integrated communications. The Company works collaboratively with more than 60,000 customers worldwide to develop custom communications solutions that reduce costs, enhance ROI and ensure compliance. Drawing on a range of proprietary and commercially available digital and conventional technologies deployed across four continents, the Company employs a suite of leading Internet-based capabilities and other resources to provide premedia, printing, logistics and business process outsourcing products and services to leading clients in virtually every private and public sector.

For more information, and for RR Donnelley’s Corporate Social Responsibility Report, visit the company’s web site at http://www.rrdonnelley.com.

Contact Information

Media:	Investors:
Doug Fitzgerald	Dave Gardella
EVP, Communications	SVP, Investor Relations
630.322.6830	312.326.8155
doug.fitzgerald@rrd.com	david.a.gardella@rrd.com

Use of Forward-Looking Statements

This news release contains “forward-looking statements” as defined in the U.S. Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date of this news release and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. The Company does not undertake to and specifically declines any obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances after the date of such statement or to reflect the occurrence of anticipated or unanticipated events. The factors that could cause material differences in the expected results of RR Donnelley include, without limitation, the following: the successful execution and integration of acquisitions and the performance of the company’s businesses following acquisitions; the ability to implement comprehensive plans for the integration of the sales force, cost containment, asset rationalization and other key strategies; competitive pressures in all markets in which the company operates; the volatility and disruption of the capital and credit markets, and adverse changes in the global economy; our ability to access unsecured debt in the capital markets and the reliability of the participants to our contractual lending and insurance agreements; factors that affect customer demand, including changes in postal rates and postal regulations, changes in the capital markets, changes in advertising markets, the rate of migration from paper-based forms to digital format, customers’ budgetary constraints and customers’ changes in short-range and long-range plans; customers financial strength; shortages or changes in availability, or

RR DONNELLEY REPORTS FOURTH-QUARTER AND FULL-YEAR 2011 RESULTS

increases in costs of, key materials (such as ink, paper and fuel); and other risks and uncertainties described in RR Donnelley’s periodic filings with the Securities and Exchange Commission (SEC). Readers are strongly encouraged to read the full cautionary statements contained in RR Donnelley’s filings with the SEC.

RR DONNELLEY REPORTS FOURTH-QUARTER AND FULL-YEAR 2011 RESULTS

R. R. Donnelley & Sons Company

Condensed Consolidated Balance Sheets

As of December 31, 2011 and December 31, 2010

(UNAUDITED)

(in millions, except per share data)

	December 31, 2011	December 31, 2010
Assets
Cash and cash equivalents	$449.7	$519.1
Receivables, less allowance for doubtful accounts	1,844.2	1,922.9
Income taxes receivable	32.4	49.3
Inventories	510.9	560.6
Prepaid expenses and other current assets	131.4	115.4

Total Current Assets	2,968.6	3,167.3

Property, plant and equipment - net	1,854.6	2,138.7
Goodwill	2,222.1	2,526.8
Other intangible assets - net	590.3	775.0
Other noncurrent assets	646.1	475.4

Total Assets	$8,281.7	$9,083.2

Liabilities
Current Liabilities
Accounts payable	$1,063.3	$939.8
Accrued liabilities	817.0	902.2
Short-term and current portion of long-term debt	243.7	131.4

Total Current Liabilities	2,124.0	1,973.4

Long-term debt	3,416.8	3,398.6
Pension liability	1,076.3	533.0
Postretirement benefits	227.3	287.4
Deferred income taxes	20.6	174.5
Other noncurrent liabilities	354.5	470.9

Total Liabilities	7,219.5	6,837.8

Equity
Common stock, $1.25 par value	303.7	303.7
Authorized shares: 500.0
Issued shares: 243.0 in 2011 and 2010
Additional paid-in capital	2,888.7	2,907.0
Retained earnings	342.4	670.2
Accumulated other comprehensive loss	(863.3)	(490.4)
Treasury stock, at cost, 64.5 shares in 2011 (2010 - 36.4 shares)	(1,628.8)	(1,166.2)

Total RR Donnelley shareholders’ equity	1,042.7	2,224.3
Noncontrolling interests	19.5	21.1

Total Equity	1,062.2	2,245.4

Total Liabilities and Equity	$8,281.7	$9,083.2

RR DONNELLEY REPORTS FOURTH-QUARTER AND FULL-YEAR 2011 RESULTS

R. R. Donnelley & Sons Company

Condensed Consolidated Statements of Operations

Three and Twelve Months Ended December 31, 2011 and 2010

(UNAUDITED)

(in millions, except per share data)

	Three Months Ended December 31,						Twelve Months Ended December 31,
	2011 GAAP	ADJUSTMENTS TO NON- GAAP	2011 NON- GAAP	2010 GAAP	ADJUSTMENTS TO NON- GAAP	2010 NON- GAAP	2011 GAAP	ADJUSTMENTS TO NON- GAAP	2011 NON- GAAP	2010 GAAP	ADJUSTMENTS TO NON- GAAP	2010 NON- GAAP
Products	$2,386.9	$—	$2,386.9	$2,414.3	$—	$2,414.3	$9,375.1	$—	$9,375.1	$8,956.4	$—	$8,956.4
Services	333.9	—	333.9	292.8	—	292.8	1,235.9	—	1,235.9	1,062.5	—	1,062.5

Total net sales	2,720.8	—	2,720.8	2,707.1	—	2,707.1	10,611.0	—	10,611.0	10,018.9	—	10,018.9

Products cost of sales (exclusive of depreciation and amortization)	1,850.8	28.2	1,879.0	1,866.8	—	1,866.8	7,185.2	28.2	7,213.4	6,857.8	—	6,857.8
Services cost of sales (exclusive of depreciation and amortization)	246.9	3.6	250.5	216.1	—	216.1	906.6	3.6	910.2	785.1	—	785.1
Selling, general and administrative expenses (exclusive of depreciation and amortization)	303.2	(8.6)	294.6	320.0	(5.6)	314.4	1,236.3	(10.6)	1,225.7	1,123.4	(13.5)	1,109.9
Restructuring and impairment charges	507.1	(507.1)	—	83.0	(83.0)	—	667.8	(667.8)	—	157.9	(157.9)	—
Depreciation and amortization	129.9	—	129.9	135.5	—	135.5	549.9	—	549.9	539.2	—	539.2

Total operating expenses	3,037.9	(483.9)	2,554.0	2,621.4	(88.6)	2,532.8	10,545.8	(646.6)	9,899.2	9,463.4	(171.4)	9,292.0

Income (loss) from operations	(317.1)	483.9	166.8	85.7	88.6	174.3	65.2	646.6	711.8	555.5	171.4	726.9

Interest expense - net	61.2	—	61.2	56.5	—	56.5	243.3	—	243.3	222.6	—	222.6
Investment and other income (expense) - net	(0.5)	—	(0.5)	(0.8)	1.1	0.3	10.6	(9.8)	0.8	(9.9)	10.0	0.1
Loss on debt extinguishment	—	—	—	—	—	—	(69.9)	69.9	—	—	—	—

Earnings (loss) before income taxes	(378.8)	483.9	105.1	28.4	89.7	118.1	(237.4)	706.7	469.3	323.0	181.4	504.4

Income tax expense (benefit)	(52.2)	72.0	19.8	2.3	9.5	11.8	(116.3)	226.7	110.4	105.9	30.8	136.7

Net earnings (loss)	(326.6)	411.9	85.3	26.1	80.2	106.3	(121.1)	480.0	358.9	217.1	150.6	367.7

Less: Income (loss) attributable to noncontrolling interests	0.1	—	0.1	(0.9)	—	(0.9)	1.5	—	1.5	(4.6)	3.6	(1.0)

Net earnings (loss) attributable to RR Donnelley common shareholders	$(326.7)	$411.9	$85.2	$27.0	$80.2	$107.2	$(122.6)	$480.0	$357.4	$221.7	$147.0	$368.7

Earnings (loss) per share attributable to RR Donnelley common shareholders:
Basic net earnings per share	$(1.78)		$0.46	$0.13		$0.52	$(0.63)		$1.84	$1.07		$1.79
Diluted net earnings per share	$(1.78)		$0.46	$0.13		$0.51	$(0.63)		$1.82	$1.06		$1.76
Weighted average common shares outstanding:
Basic	183.6		183.6	206.7		206.7	193.8		193.8	206.4		206.4
Diluted	183.6	3.0	186.6	210.2		210.2	193.8	2.6	196.4	209.7		209.7

The Company believes that certain non-GAAP measures, when presented in conjunction with comparable GAAP measures, are useful because that information is an appropriate measure for evaluating the Company’s operating performance. Internally, the Company uses this non-GAAP information as an indicator of business performance, and evaluates management’s effectiveness with specific reference to this indicator. These measures should be considered in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

RR DONNELLEY REPORTS FOURTH-QUARTER AND FULL-YEAR 2011 RESULTS

R.R. Donnelley & Sons Company

Reconciliation of GAAP to Non-GAAP Measures

(UNAUDITED)

(in millions, except per share data)

	Three Months Ended December 31, 2011				Three Months Ended December 31, 2010
	Income (loss) from operations	Operating margin	Net earnings (loss) attributable to common shareholders	Net earnings (loss) attributable to common shareholders per diluted share	Income from operations	Operating margin	Net earnings attributable to common shareholders	Net earnings attributable to common shareholders per diluted share
GAAP basis measures	$(317.1)	(11.7%)	$(326.7)	$(1.78)	$85.7	3.2%	$27.0	$0.13

Non-GAAP adjustments:
Impairment charges (1)	488.5	18.0%	413.0	2.25	61.5	2.3%	60.7	0.29
Restructuring charges (2)	18.6	0.6%	11.0	0.06	21.5	0.7%	14.3	0.07
Acquisition-related expenses (3)	0.2	—	0.9	—	5.6	0.2%	4.5	0.02
Losses related to debt extinguishment (4)	—	—	(1.0)	(0.01)	—	—	—	—
Gain on pension curtailment (5)	(38.7)	(1.4%)	(24.3)	(0.13)	—	—	—	—
Journalism Online contingent compensation (6)	15.3	0.6%	9.7	0.05	—	—	—	—
Write-down of affordable housing investments (7)	—	—	—	—	—	—	0.7	—
Other tax adjustments	—	—	2.6	0.02	—	—	—	—

Total Non-GAAP adjustments	483.9	17.8%	411.9	2.24	88.6	3.2%	80.2	0.38

Non-GAAP measures	$166.8	6.1%	$85.2	$0.46	$174.3	6.4%	$107.2	$0.51

(1)	Impairment charges (pre-tax): Operating results for the three months ended December 31, 2011 and 2010 were affected by the following impairment charges:

	2011	2010
Commercial (a)	$170.4	$—
Forms and labels (a)	99.9	61.0
Canada (a)	62.2	—
Latin America (a)	59.8	—

Total goodwill impairment charges	392.3	61.0
Forms and labels (b)	89.3	—
Other (b)	1.4	—

Total intangible asset impairment charges	90.7	—

Total goodwill and intangible asset impairment charges	483.0	61.0
Other long-lived asset impairment	5.5	0.5

Total impairment charges	$488.5	$61.5

(a)	non-cash charges related to the impairment of goodwill.
(b)	non-cash charges related to the impairment of acquired customer relationships and other intangible assets.

(2)	Restructuring charges (pre-tax): Operating results for the three months ended December 31, 2011 and 2010 were affected by the following restructuring charges:

	2011	2010
Employee termination costs (a)	$8.5	$17.4
Other charges (b)	10.1	4.1

Total restructuring charges	$18.6	$21.5

(a)	employee termination costs resulted from the reorganization of certain operations and the exiting of certain business activities.
(b)	includes multi-employer pension plan partial withdrawal charges, lease termination and other facility costs.

(3)	Acquisition-related expenses: Legal, accounting and other expenses associated with acquisitions completed or contemplated.
(4)	Losses related to debt extinguishment: Adjustment to the pre-tax loss of $69.9 million on the repurchase of $427.8 million of senior notes due February 1, 2019, January 15, 2017 and May 15, 2015.
(5)	Gain on pension curtailment: Pre-tax gain of $38.7 million related to the remeasurement of the plans’ assets and obligations that was required with the announced freeze on further benefit accruals under all of the Company’s U.S. pension plans.
(6)	Journalism Online contingent compensation: Pre-tax expense of $15.3 million related to contingent compensation earned by the prior owners, based on achieving certain volume milestones for Journalism Online’s business following its acquisition by the Company.
(7)	Write-down of affordable housing investments: Reflected the loss on the write-down of the Company’s affordable housing investments for the three months ended December 31, 2010.

RR DONNELLEY REPORTS FOURTH-QUARTER AND FULL-YEAR 2011 RESULTS

R.R. Donnelley & Sons Company

Reconciliation of GAAP to Non-GAAP Measures

(UNAUDITED)

(in millions, except per share data)

	Twelve Months Ended December 31, 2011				Twelve Months Ended December 31, 2010
	Income from operations	Operating margin	Net earnings (loss) attributable to common shareholders	Net earnings (loss) attributable to common shareholders per diluted share	Income from operations	Operating margin	Net earnings attributable to common shareholders	Net earnings attributable to common shareholders per diluted share
GAAP basis measures	$65.2	0.6%	$(122.6)	$(0.63)	$555.5	5.5%	$221.7	$1.06

Non-GAAP adjustments:
Impairment charges (1)	531.5	5.0%	442.1	2.26	92.5	0.9%	83.5	0.40
Restructuring charges (2)	136.3	1.3%	90.7	0.46	65.4	0.7%	46.5	0.22
Acquisition-related expenses (3)	2.2	—	2.0	0.01	13.5	0.2%	11.8	0.06
Gain on Helium investment (4)	—	—	(9.5)	(0.05)	—	—	—	—
Losses related to debt extinguishment (5)	—	—	44.1	0.22	—	—	—	—
Gain on pension curtailment (6)	(38.7)	(0.3%)	(24.3)	(0.12)	—	—	—	—
Journalism Online contingent compensation (7)	15.3	0.1%	9.7	0.05	—	—	—	—
Write-down of affordable housing investments (8)	—	—	—	—	—	—	0.7	—
Venezuela devaluation (9)	—	—	—	—	—	—	4.5	0.02
Recognition of income tax benefits (10)	—	—	(74.8)	(0.38)	—	—	—	—

Total Non-GAAP adjustments	646.6	6.1%	480.0	2.45	171.4	1.8%	147.0	0.70

Non-GAAP measures	$711.8	6.7%	$357.4	$1.82	$726.9	7.3%	$368.7	$1.76

(1)	Impairment charges (pre-tax): Operating results for the twelve months ended December 31, 2011 and 2010 were affected by the following impairment charges:

	2011	2010
Commercial (a)	$170.4	$—
Forms and labels (a)	99.9	61.0
Canada (a)	62.2	—
Latin America (a)	59.8	—

Total goodwill impairment charges	392.3	61.0
Forms and labels (b)	89.3	—
Global Turnkey Solutions (b)	—	26.9
Other (b)	1.4	—

Total intangible asset impairment charges	90.7	26.9

Total goodwill and intangible asset impairment charges	483.0	87.9
Other long-lived asset impairment	48.5	4.6

Total impairment charges	$531.5	$92.5

(a)	non-cash charges related to the impairment of goodwill.
(b)	non-cash charges related to the impairment of acquired customer relationships and other intangible assets.

(2)	Restructuring charges (pre-tax): Operating results for the twelve months ended December 31, 2011 and 2010 were affected by the following restructuring charges:

	2011	2010
Employee termination costs (a)	$76.7	$35.9
Other charges (b)	59.6	29.5

Total restructuring charges	$136.3	$65.4

(a)	employee termination costs resulted from the reorganization of certain operations and the exiting of certain business activities.
(b)	includes multi-employer pension plan partial withdrawal charges, lease termination and other facility costs.

(3)	Acquisition-related expenses: Legal, accounting and other expenses associated with acquisitions completed or contemplated.
(4)	Gain on Helium investment: A pre-tax gain of $9.8 million resulted from the acquisition of Helium, in which the Company previously held an equity investment. The pre-tax gain is net of the Company’s portion of the transaction costs incurred by Helium as a result of the acquisition.
(5)	Losses related to debt extinguishment: Pre-tax loss of $69.9 million on the repurchase of $427.8 million of senior notes due February 1, 2019, January 15, 2017 and May 15, 2015.
(6)	Gain on pension curtailment: Pre-tax gain of $38.7 million related to the remeasurement of the plans’ assets and obligations that was required with the announced freeze on further benefit accruals under all of the Company’s U.S. pension plans.
(7)	Journalism Online contingent compensation: Pre-tax expense of $15.3 million related to contingent compensation earned by the prior owners, based on achieving certain volume milestones for Journalism Online’s business following its acquisition by the Company.
(8)	Write-down of affordable housing investments: Reflected the loss on the write-down of the Company’s affordable housing investments for the twelve months ended December 31, 2010.
(9)	Venezuela devaluation: Currency devaluation in Venezuela resulted in a pre-tax loss of $8.9 million ($8.1 million after-tax) and an increase in loss attributable to noncontrolling interests of $3.6 million.
(10)	Recognition of income tax benefits: Recognition of previously unrecognized income tax benefits due to the expiration of U.S. federal statutes of limitations for certain years.

RR DONNELLEY REPORTS FOURTH-QUARTER AND FULL-YEAR 2011 RESULTS

R. R. Donnelley & Sons Company

Segment GAAP to Non-GAAP Operating Income and Margin Reconciliation

For the Three Months Ended December 31, 2011 and 2010

(UNAUDITED)

(in millions)

	U.S. Print and Related Services	International	Corporate	Consolidated
Three Months Ended December 31, 2011
Net sales	$2,005.1	$715.7	$—	$2,720.8
Operating expense	2,216.2	804.7	17.0	3,037.9

Operating income (loss)	(211.1)	(89.0)	(17.0)	(317.1)
Operating margin %	(10.5)%	(12.4)%	nm	(11.7)%

Non-GAAP Adjustments
Impairment charges	362.7	124.8	1.0	488.5
Restructuring charges	11.0	8.6	(1.0)	18.6
Acquisition-related expenses	—	—	0.2	0.2
Gain on pension curtailment	—	—	(38.7)	(38.7)
Journalism Online contingent compensation	15.3	—	—	15.3

Total Non-GAAP adjustments	389.0	133.4	(38.5)	483.9

Non-GAAP income (loss) from operations	$177.9	$44.4	$(55.5)	$166.8
Non-GAAP operating margin %	8.9%	6.2%	nm	6.1%

Depreciation and amortization	94.1	27.6	8.2	129.9
Capital expenditures	20.9	17.8	18.4	57.1

Three Months Ended December 31, 2010
Net sales	$2,024.7	$682.4	$—	$2,707.1
Operating expense	1,897.4	632.8	91.2	2,621.4

Operating income (loss)	127.3	49.6	(91.2)	85.7
Operating margin %	6.3%	7.3%	nm	3.2%

Non-GAAP Adjustments
Impairment charges	61.2	0.3	—	61.5
Restructuring charges	4.9	4.7	11.9	21.5
Acquisition-related expenses	—	—	5.6	5.6

Total Non-GAAP adjustments	66.1	5.0	17.5	88.6

Non-GAAP income (loss) from operations	$193.4	$54.6	$(73.7)	$174.3
Non-GAAP operating margin %	9.6%	8.0%	nm	6.4%

Depreciation and amortization	97.5	29.2	8.8	135.5
Capital expenditures	29.9	39.2	15.4	84.5

RR DONNELLEY REPORTS FOURTH-QUARTER AND FULL-YEAR 2011 RESULTS

R. R. Donnelley & Sons Company

Segment GAAP to Non-GAAP Operating Income and Margin Reconciliation

For the Twelve Months Ended December 31, 2011 and 2010

(UNAUDITED)

(in millions)

	U.S. Print and Related Services	International	Corporate	Consolidated
Twelve Months Ended December 31, 2011
Net sales	$7,846.5	$2,764.5	$—	$10,611.0
Operating expense	7,613.6	2,729.1	203.1	10,545.8

Operating income (loss)	232.9	35.4	(203.1)	65.2
Operating margin %	3.0%	1.3%	nm	0.6%

Non-GAAP Adjustments
Impairment charges	403.4	125.8	2.3	531.5
Restructuring charges	101.7	31.2	3.4	136.3
Acquisition-related expenses	—	—	2.2	2.2
Gain on pension curtailment	—	—	(38.7)	(38.7)
Journalism Online contingent compensation	15.3	—	—	15.3

Total Non-GAAP adjustments	520.4	157.0	(30.8)	646.6

Non-GAAP income (loss) from operations	$753.3	$192.4	$(233.9)	$711.8
Non-GAAP operating margin %	9.6%	7.0%	nm	6.7%

Depreciation and amortization	389.2	120.2	40.5	549.9
Capital expenditures	104.7	90.6	55.6	250.9

Twelve Months Ended December 31, 2010
Net sales	$7,532.2	$2,486.7	$—	$10,018.9
Operating expense	6,893.3	2,337.2	232.9	9,463.4

Operating income (loss)	638.9	149.5	(232.9)	555.5
Operating margin %	8.5%	6.0%	nm	5.5%

Non-GAAP Adjustments
Impairment charges	64.1	28.2	0.2	92.5
Restructuring charges	29.9	22.4	13.1	65.4
Acquisition-related expenses	—	—	13.5	13.5

Total Non-GAAP adjustments	94.0	50.6	26.8	171.4

Non-GAAP income (loss) from operations	$732.9	$200.1	$(206.1)	$726.9
Non-GAAP operating margin %	9.7%	8.0%	nm	7.3%

Depreciation and amortization	391.8	115.2	32.2	539.2
Capital expenditures	99.2	88.4	41.8	229.4

RR DONNELLEY REPORTS FOURTH-QUARTER AND FULL-YEAR 2011 RESULTS

R. R. Donnelley & Sons Company

Condensed Consolidated Statements of Cash Flows

For the Twelve Months Ended December 31, 2011 and 2010

(UNAUDITED)

(in millions)

	$000,000,000	$000,000,000
	2011	2010
Operating Activities

Net earnings (loss)	$(121.1)	$217.1
Adjustment to reconcile net earnings to cash provided by operating activities	940.7	660.1
Changes in operating assets and liabilities	126.7	(124.7)

Net cash provided by operating activities	$946.3	$752.5

Net cash used in investing activities	$(375.4)	$(674.5)

Net cash used in financing activities	$(651.0)	$(58.0)

Effect of exchange rate on cash and cash equivalents	10.7	(0.1)

Net (decrease) increase in cash and cash equivalents	$(69.4)	$19.9

Cash and cash equivalents at beginning of period	519.1	499.2

Cash and cash equivalents at end of period	$449.7	$519.1

RR DONNELLEY REPORTS FOURTH-QUARTER AND FULL-YEAR 2011 RESULTS

R.R. Donnelley & Sons Company

Revenue Reconciliation Reported to Pro Forma

For the Three Months Ended December 31, 2011 and 2010

(UNAUDITED)

(in millions)

	$000,000,000	$000,000,000	$000,000,000
	Reported net sales	Adjustment for net sales of acquired businesses	Pro forma net sales
Three Months Ended December 31, 2011
U.S. Print and Related Services	$2,005.1	$3.2	$2,008.3
International	715.7	—	715.7

Consolidated	$2,720.8	$3.2	$2,724.0

Three Months Ended December 31, 2010
U.S. Print and Related Services	$2,024.7	$90.8	$2,115.5
International	682.4	30.0	712.4

Consolidated	$2,707.1	$120.8	$2,827.9

Net sales change
U.S. Print and Related Services	(1.0%)		(5.1%)
International	4.9%		0.5%
Consolidated	0.5%		(3.7%)

The reported results of the Company include the results of acquired businesses from the acquisition date forward. The Company has provided this schedule to reconcile reported net sales for the quarters ended December 31, 2011 and 2010 to pro forma net sales as if the acquisitions took place at the beginning of the respective periods.

For the quarter ended December 31, 2011, the adjustment for net sales of acquired businesses reflects the net sales of StratusGroup, Inc. (acquired November 21, 2011).

For the quarter ended December 31, 2010, the adjustment for net sales of acquired businesses reflects the net sales of Bowne & Co., Inc. (acquired November 24, 2010), Nimblefish Technologies (acquired December 14, 2010), 8touches (acquired December 31, 2010), Journalism Online (acquired March 24, 2011), Helium, Inc. (acquired June 21, 2011), Sequence Personal LLC (acquired August 15, 2011), LibreDigital, Inc. (acquired August 16, 2011), Genesis Packaging & Design Inc. (acquired September 6, 2011) and Stratus Group, Inc. (acquired November 21, 2011).

RR DONNELLEY REPORTS FOURTH-QUARTER AND FULL-YEAR 2011 RESULTS

R.R. Donnelley & Sons Company

Revenue Reconciliation Reported to Pro Forma

For the Twelve Months Ended December 31, 2011 and 2010

(UNAUDITED)

(in millions)

	$000,000,000	$000,000,000	$000,000,000
	Reported net sales	Adjustment for net sales of acquired businesses	Pro forma net sales
Twelve Months Ended December 31, 2011
U.S. Print and Related Services	$7,846.5	$35.5	$7,882.0
International	2,764.5	—	2,764.5

Consolidated	$10,611.0	$35.5	$10,646.5

Twelve Months Ended December 31, 2010
U.S. Print and Related Services	$7,532.2	$553.4	$8,085.6
International	2,486.7	139.2	2,625.9

Consolidated	$10,018.9	$692.6	$10,711.5

Net sales change
U.S. Print and Related Services	4.2%		(2.5%)
International	11.2%		5.3%
Consolidated	5.9%		(0.6%)

The reported results of the Company include the results of acquired businesses from the acquisition date forward. The Company has provided this schedule to reconcile reported net sales for the year ended December 31, 2011 and 2010 to pro forma net sales as if the acquisitions took place as of January 1, 2010.

For the year ended December 31, 2011, the adjustment for net sales of acquired businesses reflects the net sales of Journalism Online (acquired March 24, 2011), Helium, Inc. (acquired June 21, 2011), Sequence Personal LLC (acquired August 15, 2011), LibreDigital, Inc. (acquired August 16, 2011), Genesis Packaging & Design Inc. (acquired September 6, 2011) and StratusGroup, Inc. (acquired November 21, 2011).

For the year ended December 31, 2010, the adjustment for net sales of acquired businesses reflects the net sales of Bowne & Co., Inc. (acquired November 24, 2010), Nimblefish Technologies (acquired December 14, 2010), 8touches (acquired December 31, 2010), Journalism Online (acquired March 24, 2011), Helium, Inc. (acquired June 21, 2011), Sequence Personal LLC (acquired August 15, 2011), LibreDigital, Inc. (acquired August 16, 2011), Genesis Packaging & Design Inc. (acquired September 6, 2011) and StratusGroup, Inc. (acquired November 21, 2011).

RR DONNELLEY REPORTS FOURTH-QUARTER AND FULL-YEAR 2011 RESULTS

R.R. Donnelley & Sons Company

Liquidity Summary

As of December 31, 2011 and 2010

(UNAUDITED)

(in millions)

	$000,000,000	$000,000,000
	December 31, 2011	December 31, 2010
Total Liquidity (1)
Cash (2)	$449.7	$519.1
Committed Credit Agreement (3)	1,417.7	1,503.0

	1,867.4	2,022.1
Usage
Borrowings under Facility	65.0	120.0

Net Available Liquidity	$1,802.4	$1,902.1

(1)	Liquidity does not include credit facilities of non-U.S. subsidiaries, which are uncommitted facilities.
(2)	Approximately 89% of the cash as of December 31, 2011 and 85% as of December 31, 2010 was located outside the U.S., most of which is subject to U.S. federal income taxes and local country taxes if repatriated to the U.S. In addition, repatriation of some foreign cash is further restricted by local laws.
(3)	$1.75 billion unsecured and committed credit agreement (the “Credit Agreement”) expiring on December 17, 2013. The Credit Agreement contains a financial covenant that limits total debt to four times adjusted EBITDA for the last twelve months as described therein. Based on the results of operations for the twelve months ended December 31, 2011 and existing debt at that date, the incremental amount available under the Credit Agreement at December 31, 2011 is $1.4 billion. See the table below for a reconciliation of the stated amount to the incremental availability.

$000,000,000
December 31, 2011
Stated amount of Credit Agreement	$1,750.0
Less: availability reduction from covenant	332.3

Total amount available	1,417.7
Less: borrowings under Credit Agreement	65.0

Incremental amount available at December 31, 2011	$1,352.7